Exhibit 5.1
April 27, 2006
Endologix, Inc.
11 Studebaker
Irvine, California 92618

Re:	Endologix, Inc., Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
     At your request, we have examined the form of Registration Statement on Form S-3 (the “Registration Statement”) being filed by Endologix, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of $50,000,000 worth of the Company’s Common Stock, $0.001 par value (the “Common Stock”), which may be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
     In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures (other than signatures of officers of the Company). We have also assumed that, with respect to all parties to agreements or instruments relevant hereto (other than the Company), such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.
     Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the shares of Common Stock covered by the Registration Statement will be duly authorized and validly issued, and will be fully paid and nonassessable.
     The opinion set forth herein is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any shares of Common Stock offered pursuant to the Registration Statement: (i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the offering of the Common Stock; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Common Stock and related matters and such authorizations and actions have not been rescinded; (iii) any certificates representing the interests in the Common Stock, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor (in an amount per share not less than the par value thereof) and have been duly issued and sold in accordance with any relevant agreement, any underwriting agreement with respect to the Common Stock or any other duly authorized, executed and delivered valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement relating thereto; (iv) the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; and (v) an appropriate prospectus supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Common Stock offered thereby.
     This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Common Stock may be issued from time to time on a delayed or continuous basis.
     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement, including any amendment thereto.

Very truly yours, STRADLING YOCCA CARLSON & RAUTH
/s/ Stradling Yocca Carlson & Rauth